PRICING SUPPLEMENT NO. 89                                       Rule 424(b)(3)
DATED: May 13, 1998                                           File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes   Book Entry Notes
$55,000,000                       [x]                   [x]

Original Issue Date:              Fixed Rate Notes      Certificated Notes
May 14, 1998                      [_]                   [_]


Maturity Date:                    CUSIP#: 073928 BZ 5
May 14, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:



                                             Optional           Optional
                         Redemption          Repayment          Repayment
Redeemable On            Price(s)            Date(s)            Price(s)
-------------            ----------          ----------         ---------

N/A                      N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.62625%

Index Maturity:  One Month

Spread (plus or minus): -0.03%

-----------------------

*        The 14th of each month.

**       The 14th of each month.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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